UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 19, 2003


                     Atlas Futures Fund, Limited Partnership
             (Exact name of registrant as specified in its charter)


        Delaware                   333-59976                 51-0380494
 (State or jurisdiction         Commission file           (I.R.S. Employer
    of incorporation)               number               Identification No.)


                      5916 N. 300 West, Fremont, IN 46737
               (Address of principal executive offices) (Zip Code)


                                 (260) 833-1306
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name, former address and former fiscal year,
                         if changed since last report)


Item 1. Changes in Control of Registrant.

Change in the Ownership, sole Director and President of the Corporate GP

Without waiver of the position that a change in the ownership and management of its Corporate GP is a not a reportable change in control of Registrant, Registrant reports that Effective September 10, 2003, Michael P. Pacult became the sole shareholder and sole Director and President of Ashley Capital Management, Inc, the Corporate GP and a commodity pool operator of the Registrant. Effective that same date, Shira Del Pacult transferred her 100% shareholding in the Corporate GP to her husband, Michael P. Pacult and resigned as a Director and President of the Corporate GP. She remains as the officer in charge of client relations for the Corporate GP.

Addition of General Partner

Michael P. Pacult is added as an additional general partner and commodity pool operator to the Registrant. The term general partner shall refer to Ashley Capital Management, Inc., Shira Del Pacult, and Michael P. Pacult. The corporate general partner continues to be primarily responsible for the management of the Registrant.

Item 2. Acquisition or Disposition of Assets.

      None

Item 3. Bankruptcy or Receivership.

None.

Item 4. Changes in Registrant's Certifying Accountant.

None.

Item 5. Other Events and Regulation FD Disclosure.

5. A.  Change in Futures Commission Merchant

The general partner has selected Citigroup Global Markets, Inc. 388 Greenwich St., New York, New York 10013 to serve as the futures commission merchant for the partnership. At all locations in the Prospectus and the prior Post Effective Amendment all references to Refco, Inc. are deleted and, Citigroup is inserted in Refco's place.

The effective October 1, 2003, the Registrant will commence clearing through an account it opened in its name at Citigroup to hold as security for the trades selected by the commodity trading advisor. The general partner has directed Citigroup to send the general partner and the commodity trading advisor, before the open of business each day, a computer or fax report that describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Citigroup Global Markets Inc. ("Citigroup") is a New York corporation with its principal place of business at 388 Greenwich St., New York, New York 10013 and a subsidiary of Citibank, N.A., 390 Greenwich St., 5th Floor, New York, New York 10013. Citigroup (formerly Salomon Smith Barney Inc.) is registered as a broker-dealer and futures commission merchant and provides futures brokerage and clearing services for institutional and retail participants in the futures markets. Citigroup and its affiliates also provide investment banking and other financial services for clients worldwide.

The Citigroup acts only as the clearing broker for the Fund and, as such, is
paid commissions for executing and clearing trades.    It has not passed upon
the adequacy or accuracy of the Registrant's prospectus or any post effective amendment, including the amendment that described its appointment as the futures commission merchant for the trading account of the Registrant. Citigroup will not act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the Registrant. Therefore, prospective investors in Registrant should not rely on Citigroup's agreement to clear trades for the Registrant, or for any other reason related to Citigroup, in deciding whether or not to purchase interests in the Registrant.

Neither Citigroup Global Markets, Inc. or any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Citigroup would deem material except:

In the ordinary course of its business, Citigroup is a party to various claims and regulatory inquiries.

Both the Department of Labor and the Internal Revenue Service ("IRS") have advised Citigroup that they were or are reviewing transactions in which Ameritech Pension Trust purchased from Citigroup and certain affiliates approximately $20.9 million in participations in a portfolio of motels owned by Motels of America, Inc. and Best Inns, Inc. With respect to the IRS review, Citigroup and certain affiliated entities have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989.

In December 1998, Citigroup was one of twenty-eight market-making firms that reached a settlement with the US Securities and Exchange Commission In the Matter of Certain Market Making Activities on NASDAQ. Citigroup without admitting or denying the factual allegations, agreed to an order that required that it: (i) cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and Rules 15c1-2, 15c2-7 and 17a-3 thereunder, (ii) pay penalties totaling approximately $760,000, and (iii) submit certain policies and procedures to an independent consultant for review.

In April 2000, CGM and several other broker-dealers entered into a settlement with the IRS and the US Securities and Exchange Commission concluding an industry-wide investigation into the pricing of Treasury securities in advanced refunding transactions.

Beginning in April 2002, Citigroup and several other broker dealers received subpoenas and/or requests for information from various governmental and self-regulatory agencies and Congressional committees as part of their research,
initial public offerings allocation and spinning-related inquiries.   With
respect to issues raised by the US Securities and Exchange Commission, the National Association of Securities Dealers and the New York Stock Exchange about Citigroup's and the other firms' e-mail retention practices, Citigroup and several other broker/dealers and the above regulatory agencies entered into a settlement agreement in December 2002. Salomon Smith Barney Inc. (now Citigroup) agreed to pay a penalty in the amount of $1.65 million but did not admit to any allegations of wrongdoing.

On April 28, 2003, Citigroup announced final agreements with the US Securities and Exchange Commission, the National Association of Securities Dealers, the New York Stock Exchange and the New York Attorney General (as lead state among the 50 states, the District of Columbia and Puerto Rico) to resolve on a civil basis all of their outstanding investigations into its research and Initial Public Offering allocation and distribution practices (the "Research Settlement"). As part of the Research Settlement, Citigroup has consented to the entry of (1) an injunction under the Federal securities laws to be entered in the United States District Court for the Southern District of New York, barring Solomon Smith Barney (now Citigroup) from violating provisions of the Federal securities laws and related National Association of Securities Dealers and New York Stock Exchange rules relating to research, certain Initial Public Offering allocation practices, the safeguarding of material nonpublic information, and the maintenance of required books and records and requiring Citigroup to adopt and enforce new restrictions on the operation of research; (2) an National Association of Securities Dealers Acceptance Waiver and Consent requiring Citigroup to cease and desist from violations of corresponding National Association of Securities Dealer rules and requiring Citigroup to adopt and enforce the same new restrictions; (3) an New York Stock Exchange Stipulation and Consent requiring Citigroup to cease and desist from violations of corresponding New York Stock Exchange rules and requiring Citigroup to adopt and enforce the same new restrictions; and (4) an Assurance of Discontinuance with the New York Attorney General containing substantially the same or similar restrictions. As required by the Research Settlement, Citigroup expects to enter into related settlements with each of the other states, the District of Columbia and Puerto Rico. Consistent with the settlement-in-principle announced in December 2002, the Research Settlement requires Citigroup to pay $300 million for retrospective relief, plus $25 million for investor education, and commit to spend $75 million to provide independent third-party research to its clients at no charge. Citigroup reached these final settlement agreements without admitting or denying any wrongdoing or liability. The Research Settlement does not establish wrongdoing or liability for purposes of any other proceeding. The $300 million was accrued during the 2002 fourth quarter.

To effectuate the Research Settlement, the US Securities and Exchange Commission filed a Complaint and Final Judgment in the United States District Court for the Southern District of New York. The Court has not yet entered the Final Judgment, and the Court has asked for certain additional information. The National Association of Securities Dealers has accepted the Letter of Acceptance, Waiver and Consent entered into with Citigroup in connection with the Research Settlement, and in May 2003, the New York Stock Exchange advised Citigroup that the Hearing Panel's Decision, in which it accepts the Research Settlement, has become final. Citigroup is currently in discussions with various states with respect to completion of the state components of the Research Settlement. Payment will be made in conformance with the payment provision of the Final Judgment to be entered by the Court.

In May 2003, the US Securities and Exchange Commission, New York Stock Exchange and National Association of Securities Dealers issued subpoenas and letters to Citigroup requesting documents and information with respect to their continuing investigation of individuals in connection with the supervision of the research and investment banking department of Citigroup.

On June 23, 2003, the West Virginia Attorney General filed an action against Citigroup and nine other firms that were parties to the Research Settlement. The West Virginia Attorney General alleges that the firms violated the West Virginia Consumer Credit and Protection Act in connection with their research activities and seeks monetary penalties.

On July 28, 2003, Citigroup's parent corporation, Citibank, N.A., 390 Greenwich Street, 5th Floor, New York, New York 10013 entered into a final settlement with the US Securities and Exchange Commission to resolve an outstanding investigation into Citigroup's transactions with Enron and Dynegy Inc. Pursuant to the settlement, Citigroup has, among other terms, (1) consented to the entry of an administrative cease and desist order, which bars Citigroup from committing or causing violations of provisions of the Federal securities laws, and (2) agreed to pay $120 million ($101.25 million allocable to Enron and $18.75 million allocable to Dynegy). Citibank, N.A. entered into this settlement without admitting or denying any wrongdoing or liability, and the settlement does not establish wrongdoing or liability for purposes of any other proceeding.

On July 28, 2003, Citibank, N.A. entered into an agreement with the United States Office of the Comptroller of the Currency and Citigroup entered into an agreement with the Federal Reserve Bank of New York to resolve their inquiry into certain of Citigroup's transactions with Enron. Pursuant to the agreements, Citibank and Citigroup have agreed to submit plans to the these two regulators regarding the handling of complex structured finance transactions. Also on July 28, 2003, Citigroup entered into a settlement agreement with the Manhattan District Attorney's Office to resolve its investigation into certain of Citigroup's transactions with Enron. Pursuant to that settlement, Citigroup has agreed to pay $25.5 million and to abide by its agreements with the US Securities and Exchange Commission, US Office of the Comptroller of the Currency and Federal Reserve Bank of New York.

Additional lawsuits containing similar claims to those described above may be filed against Citigroup Global Markets, Inc. and its affiliates in the future.

Citigroup has represented to Registrant that it does not believe that the foregoing matters are or any future related similar claims will be material to the clearing and execution services it will render to the Partnership.

5.  B.  Deletion of Introducing Broker

All reference to Futures Investment Company as the introducing broker is deleted. An introducing broker will no longer introduce the partnership account to the futures commission merchant. The corporate general partner to the Registrant will charge all fixed commissions and it shall pay all commissions, fees and other expenses of operation and trading that were paid by the introducing broker.

Item 6. Resignations of Registrant's Directors.

Notice of Intent of Individual General Partner to Resign

On August 21, 2003, the Partners of the Registrant were provided with notice that Ms. Shira Del Pacult will resign as an individual General Partner and a commodity pool operator of Registrant effective 120 days from the date of the Notice. After her resignation, the Corporate GP and Michael P. Pacult, individual GP will continue to mange the Registrant.
..
Item 7. Financial Statements and Exhibits.

      None.

Item 8. Change in Fiscal Year.

      None.

Item 9. Regulation FD Disclosure.
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:                       Atlas Futures Fund, Limited Partnership
                                  By Ashley Capital Management, Incorporated
                                  Its Corporate General Partner


                                  By:   /s/ Michael Pacult
                                  Mr. Michael P. Pacult
                                  Sole Director, Sole Shareholder,
                                  President, and Treasurer of the
                                  Corporate General Partner

Date: September 19, 2003